                                                                   EXHIBIT 10.18



                        SUPPLEMENTAL AGREEMENT REGARDING
                             ASSIGNMENT OF NOTE AND
                    SECURITY AGREEMENT AS COLLATERAL SECURITY

         This Supplemental Agreement (the "Agreement") is by and among BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("Assignor") whose address is 260 E. Brown Street, Suite 200, Birmingham, Michigan, 48009, and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership whose address is 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan, 48334 ("Assignee").

                                    RECITALS

         A. Effective as of March 16, 2000, MHFC, Inc., a Michigan corporation ("MHFC"), executed that certain Term Promissory Note dated March 16, 2000 in the original principal amount of $2,700,000 (the "MHFC Note") in favor of Dynex Financial, Inc. ("Dynex"). The MHFC Note is secured by a security agreement (the "MHFC Security Agreement", and together with the MHFC Note, the "Collateral Documents") dated as of March 16, 2000 between MHFC and Dynex. Copies of the Collateral Documents are attached hereto as Exhibit A.

         B. Pursuant to that certain Supplemental Agreement Regarding Assignment of Note and Security Agreement as Collateral Security dated as of March 16, 2000 between Dynex and Assignor, Dynex assigned the Collateral Documents to Assignor as collateral security for certain obligations owing from Dynex to Assignor.

         C. Assignor executed and delivered to Assignee a Demand Promissory Note in the original principal amount of $10,000,000 dated March 30, 1999 and a Second Amended Demand Promissory Note in the original principal amount of $50,000,000 dated December 13, 1999 and Assignor previously executed and delivered to Sun Communities, Inc., a Term Promissory Note in the original principal amount of $4,000,000 dated September 30, 1997, which was assigned and delivered to Assignee by Sun Communities, Inc. on December 31, 1997 (collectively the "Assignor Notes").

         D. Assignor has entered into or may in the future enter into various agreements with Assignee, pursuant to which Assignor may have various contractual, indemnification, warranty and/or other obligations to Assignee (the "Contractual Obligations").

         E. As collateral security for the payment of all amounts due to Assignee by Assignor pursuant to the Assignor Notes (as they may be amended, renewed, extended, modified or refinanced from time to time), to secure all Contractual Obligations of Assignor to Assignee and to secure all other obligations of any nature now or in the future owing from Assignor to Assignee (hereinafter collectively referred to as the "Obligations"), Assignor delivered the Collateral Documents to Assignee effective March 16, 2000.

         F. Assignor desires to reflect herein its agreement with respect to its previous delivery of the Collateral Documents.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. ASSIGNMENT TO ASSIGNEE. Assignor acknowledges that it intended its delivery of the Collateral Documents as an assignment to Assignee, as collateral security for the Obligations, of all right, title and interest of Assignor in, to and under the Collateral Documents.

         2. DISTRIBUTIONS. Assignor agrees that any and all amounts received under the Collateral Documents shall be paid immediately to Assignee in reduction of the Obligations.

         3. FINANCING STATEMENTS. Assignor shall execute and deliver to Assignee, at Assignor's request, Uniform Commercial Code financing statement amendments to reflect the assignments of Assignor's interest under the Collateral Documents.

         4. FURTHER ASSURANCES. Assignor shall, at any time and from time to time, upon the written request of either Assignee, execute and deliver such further documents and do such further acts and things as either Assignee may reasonably request to effect the purposes of this Agreement, including, without limitation, noting on the original MHFC Note that Assignee is the holder of such note.

         5. SECTION HEADINGS. Section headings in this Agreement are inserted merely for convenience and shall not modify the terms of this Agreement in any respect.

         6. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

         7. SUCCESSORS AND ASSIGNS. All of the terms contained herein shall survive the consummation of the transactions contemplated herein, and shall be binding upon and inure to the benefit of and be enforceable by and against, the parties hereto and their respective successors, assigns, heirs at law, legal representatives and estates.

         8. AMENDMENT. This Agreement and any other documents executed in connection herewith may only be amended or modified, and any of the terms, conditions, covenants, representations or warranties contained herein may only be waived, by a written instrument duly executed by the parties hereto.

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                            [signature page attached]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of March 16, 2000.

                                     ASSIGNOR:

                                     BINGHAM FINANCIAL SERVICES
                                     CORPORATION, a Michigan corporation


                                     By:  /s/ Ronald A. Klein
                                          --------------------------------------
                                     Its:  President and Chief Executive Officer
                                           -------------------------------------


                                     ASSIGNEE:

                                     SUN COMMUNITIES OPERATING
                                     LIMITED PARTNERSHIP, a Michigan
                                     limited partnership

                                     By:  Sun Communities, Inc., a Maryland
                                              Corporation
                                     Its: General Partner

                                     By:  /s/ Gary A. Shiffman
                                          --------------------------------------
                                     Its:  President and Chief Executive Officer
                                           -------------------------------------